SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): February 24, 2005

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

            000-50413                            87-0217252
      (Commission File Number)        (IRS Employer Identification No.)

            3450 Park Central Blvd., N. Pompano Beach, Florida 33064
               (Address of Principal Executive Offices)(Zip Code)


                                 (954) 971-7907
              (Registrant's Telephone Number, Including Area Code)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
          (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 24 2005, Advantage Capital Development Corp. issued a press release announcing that it has converted a $1 million convertible note with Cornell Capital Partners to shares of the Company's preferred stock. The Company also reported that another institutional fund, Montgomery Equity Partners LP, has purchased $475,000 of the same preferred stock. The resultant transactions virtually eliminate all of the company's debt while the Company's tangible net worth now exceeds $2 million.

The Company believes that this is another substantial step forward in its attempt to completely cleaned up its balance sheet and create real value for its shareholders. This improved financial situation provides the Company with the flexibility to continue its aggressive investment strategy within the parameters of a business development company.

The Company also announced it has moved its corporate headquarters from Aventura, Fla. to Pompano Beach, Fla.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired:

     None

(b)  Exhibits

Number            Exhibit

99.1              Press Release



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ADVANTAGE CAPITAL DEVELOPMENT CORP.

                                   By:    /s/    Jeff Sternberg
                                          ------------------------------------
                                                 Jeff Sternberg, President

February 24 2005